Ariel Investment Trust

Question 77 C  Matters submitted to a vote of security holders

At a special meeting of all shareholders of the Trust
(including shareholders of Ariel Fund, Ariel Appreciation
Fund and Ariel Focus Fund) held on January 26, 2006
(First Adjournment of January 13, 2006 Meeting), the
results of Proposal 1 were as follows:
Proposal 1: Electing or re-electing all Trustees.
Nominees 			Votes For 	Withhold
Mario L. Baeza 		81,938,130 	1,552,820
James W. Compton 		81,942,764 	1,548,186
William C. Dietrich 	82,057,536 	1,433,414
Royce N. Flippin, Jr. 	81,873,750 	1,617,200
John G. Guffey, Jr. 	82,113,194 	1,377,756
Mellody L. Hobson 	82,080,245 	1,410,705
Christopher G. Kennedy 	82,104,538 	1,386,412
Merrillyn J. Kosier 	82,090,056 	1,400,894
H. Carl McCall 		81,796,024 	1,694,926
Bert N. Mitchell 		82,112,147 	1,378,803
John W. Rogers, Jr. 	81,944,587 	1,546,363
James M. Williams 	82,076,046 	1,414,904

At a special meeting of Shareholders of Ariel Fund and Ariel Appreciation Fund held January 31, 2006, (Second Adjournment of January 13, 2006 Meeting),
the results of Proposal 2 were as follows:
Proposal 2: Approving a uniform set of fundamental investment restrictions and eliminating a variety of former fundamental investment restrictions.
			Ariel Fund 		Ariel Appreciation Fund

(Votes For/Against/Abstaining/Non-Votes Votes/For/Against/Abstaining/Non-Votes)
A. Amendment to the fundamental investment restriction regarding diversification
(34,245,699/4,932,135/1,487,405/7,399,987) (25,987,744/1,780,675/1,151,783/
6,484,500)
B. Amendment to the fundamental investment restriction regarding industry concentration
(36,966,886/1,988,822/1,709,531/7,399,987) (25,644,302/1,940,312/1,335,588/
6,484,500)
C. Elimination of the fundamental investment restriction regarding the purchase of more than 10% of the voting securities of an issuer (33,296,315/5,684,366/1,684,558/7,399,987) (25,243,722/2,362,628/1,313,851/
6,484,500)
D. Amendment to the fundamental investment restriction regarding making loans (35,734,420/3,296,417/1,634,403/7,399,987) (25,105,424/2,556,733/1,258,045/
6,484,500)
E. Amendment to the fundamental investment restriction regarding underwriting (35,584,701/3,376,064/1,704,474/7,399,987) (25,509,374/2,102,764/1,308,063/
6,484,500)
F. Elimination of the fundamental investment restriction regarding the purchase of illiquid securities
(32,731,433/6,207,146/1,726,661/7,399,987) (25,004,890/2,544,768/1,370,543/
6,484,500)
G. Elimination of the fundamental investment restriction regarding transactions with Fund officers or trustees
(32,306,927/6,637,905/1,720,407/7,399,987) (24,302,784/3,276,985/1,340,433/
6,484,500)
H. Amendment to the fundamental investment restriction regarding senior securities and borrowing
(33,791,429/5,058,128/1,815,683/7,399,987) (25,102,147/2,386,018/1,432,036/
6,484,500)
I. Amendment to the fundamental investment restriction regarding short selling, margin purchases, and investing in warrants and commodities (32,818,810/6,188,065/1,658,365/7,399,987) (24,930,740/2,666,608/1,322,853/
6,484,500)
J. Elimination of the fundamental investment restriction regarding puts, calls, straddles and spreads
(32,938,923/5,899,078/1,827,238/7,399,987) (24,819,308/2,666,563/1,434,331/
6,484,500)
K. Elimination of the fundamental investment restriction regarding investments in companies with affiliated persons (34,632,075/4,309,590/1,723,574/7,399,987) (24,330,283/3,256,680/1,333,238/
6,484,500)
L. Elimination of the fundamental investment restriction regarding investments in companies for the purpose of exercising control (33,150,252/5,847,896/1,667,092/7,399,987) (24,982,738/2,651,297/1,286,167/
6,484,500)
M.Amendment to the fundamental investment restriction regarding investments in real estate
(34,819,509/4,344,904/1,500,827/7,399,987) (25,947,395/1,814,176/1,158,630/
6,484,500)
N.Elimination of the fundamental investment restriction regarding investments in oil, gas, and mineral exploration (33,768,722/5,360,974/1,535,543/7,399,987) (25,497,505/2,234,224/1,188,473/
6,484,500)
O.Elimination of the fundamental investment restriction regarding investments in other investment companies
(36,553,350/2,430,060/1,681,829/7,399,987) (25,355,773/2,252,395/1,312,034/
6,484,500)
P. Elimination of the fundamental investment restriction regarding investments in companies with less than three years of continuous operations (33,123,511/5,883,083/1,658,645/7,399,987) (25,058,223/2,594,659/1,267,320/
6,484,500)
Q.Elimination of the fundamental investment restriction regarding arbitrage (35,542,889/3,166,615/1,955,735/7,399,987) (24,791,479/2,599,258/1,529,464/
6,484,500)